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                                                                       Exhibit J

                          Independent Auditors' Consent



To the Shareholders and Board of Directors of First Eagle Variable Funds, Inc.:

We consent to the incorporation by reference, in this Statement of Additional Information, of our report dated February 14, 2003, on the statement of assets and liabilities for the First Eagle Overseas Variable Fund (formerly First Eagle SoGen Overseas Variable Fund) ("the Fund") as of December 31, 2002, and the related statements of operations, changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


KPMG LLP


New York, New York
April  09, 2003